EXHIBIT A

IDENTIFICATION OF SUBSIDIARY(IES)

ITEM 7.	Identification and Classification of the Subsidiary Which Acquired
        the Security Being Reported on by the Parent Holding Company:

        Mercantile Trust Company, N.A.                                BK

        Firstar Investment Research & Management Co., LLC             IA

        Mississippi Valley Advisors                                   IA